Exhibit 24
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS that the undersigned Minister of Finance of the Republic of South Africa (the “Republic”), by his execution hereof, does hereby constitute and appoint Lungisa Fuzile, Lesetja Kganyago and Thuto Shomang and any of them acting individually as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to execute and deliver any and all amendments to the Republic’s Registration Statement on Schedule B filed with the Securities and Exchange Commission on December 18, 2009, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts of said attorney-in-fact and agent which he may lawfully do or cause to be done by virtue thereof;
PROVIDED THAT, this Power of Attorney shall not constitute a delegation of the Minister of Finance’s powers to borrow money on behalf of the Republic in terms of section 72 of the Public Finance Management Act, 1999 (Act No. 1 of 1999).
IN WITNESS WHEREOF, the undersigned has hereunto set his hand.

Date: December 18, 2009	By:	/s/ Pravin Gordhan
Pravin Gordhan
Minister of Finance of the Republic of South Africa